                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Vicinity Corporation


     We consent to (i) the use of our report dated September 22, 1999, except as to Notes 9 and 12 for which the date is November 16, 1999, relating to the balance sheets of Vicinity Corporation as of July 31, 1998 and 1999, and the related statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended July 31, 1999, and our report dated September 22, 1999 on the related financial statement schedule, which reports appear in the Registration Statement (No. 333-90253) on Form S-1 of Vicinity Corporation and
(ii) to the reference to our firm under the heading "Named Experts" in the registration statement on Form S-8.



                                                        /s/ KPMG LLP




Mountain View, California
February 8, 2000

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